{Letterhead of Salomon Brothers]


     We hereby consent to the use of our name and to the description of our opinion letter, dated November 14, 1997, under the caption "THE TRANSACTION--Opinions of the Company's Investment Bakers" in, and to the inclusion of such opinion letter as part of Annex II to, the Proxy Statement/Prospectus of Fisher Scientific International Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 (File Number 1-10920) of Fisher Scientific International Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                             SALOMON BROTHERS INC



                                             By:     /s/ Tom King
                                                     ---------------------------
                                                     Managing Director



New York, New York


December 19, 1997